Exhibit 99.1

WebMediaBrands Inc. Reports Results
For Its Second Quarter Ended June 30, 2011;
Revenues Increase 55%

(New York, NY – August 10, 2011) -- WebMediaBrands Inc. (Nasdaq: WEBM) today reported results for the quarter ended June 30, 2011.

Highlights for the second quarter of 2011 include:

•
Revenues for the second quarter of 2011 were $3.8 million compared to revenues of $2.5 million for the same period in 2010, an increase of 55%, and included $319,000 from Inside Network, which we acquired in May 2011.  Revenues from online job board postings, education and advertising, excluding the impact of the Inside Network acquisition, were up 21%, 19% and 16%, respectively, compared to the same period last year.  In addition, trade show revenues increased by 142% compared to the second quarter of 2010.

•
Net loss for the second quarter of 2011 was $1.0 million and included one-time acquisition related charges of $474,000 and stock-based compensation of $114,000, compared to net loss of $968,000 for the same period last year.  Net loss, excluding interest, taxes, depreciation, amortization, stock-based compensation and one-time acquisition related charges was $62,000, compared to $769,000 for the same period last year.  We track this metric and present it here because we believe it helps in the analysis of the performance of our core operations.  One-time charges of $474,000 consisted of professional fees paid in connection with the acquisition of Inside Network and for contingent acquisition consideration related to the final earn-out payments made in connection with the December 2009 acquisitions of Social Times Inc. and 3rd Power LLC.  Stock-based compensation expense was $114,000 during the second quarter of 2011 compared to $36,000 during the second quarter of 2010.

“Our second quarter demonstrated continued progress toward profitability with significant year-over-year and sequential quarterly revenue growth,” stated Alan M. Meckler, Chairman and CEO of WebMediaBrands, Inc. “All of our business units, including our online job board, trade show, advertising sales and education operations had positive results during the second quarter.  Integration of the recently acquired Inside Network was smooth and revenues from Inside Network’s research business have continued to grow.  We anticipate continued growth this year and into 2012 led by our strength in covering social media and the Semantic Web and this growth should lead to a profitable 2012 on an EBITDA basis”, added Meckler.

WebMediaBrands Inc. 2nd Quarter 2011 Financial Results Conference Call Alert

WebMediaBrands Inc. invites you to participate in its conference call reviewing 2011 second quarter results on Thursday, August 11, 2011 at 11:00 am EDT.

The conference call number is 888-211-4495 for domestic participants and 913-981-5535 for international participants; confirmation code “3455287”.  Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Tuesday, August 16, 2011. Replay call numbers are 888-203-1112 for domestic participants and 719-457-0820 for international participants; confirmation code “3455287”.

Acquisition

In May 2011, WebMediaBrands acquired Inside Network, Inc. for an aggregate purchase price comprised of $7.5 million in cash plus an aggregate of 4,183,130 newly issued shares of our common stock.  Inside Network is the industry’s leading research and media organization dedicated to providing original market research, critical analysis, data services and news on the Facebook platform, social gaming, and mobile applications ecosystems.

Based in Palo Alto, California, Inside Network produces expert-level information for analysts, investors, and entrepreneurs.

WebMediaBrands Inc.
Unaudited Consolidated Condensed Statements of Operations
For the Three and Six Months Ended June 30, 2010 and 2011
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Revenues	$2,453	$3,800	$4,357	$6,046
Cost of revenues	1,400	2,123	2,698	3,571
Advertising, promotion and selling	495	633	1,024	1,065
General and administrative	1,371	1,366	3,013	2,721
Depreciation	118	81	246	165
Amortization	21	93	32	211
Contingent acquisition consideration	—	329	—	329
Total operating expenses	3,405	4,625	7,013	8,062
Operating loss from continuing operations	(952)	(825)	(2,656)	(2,016)
Other income (loss), net	31	1	39	(3)
Interest income	196	5	213	40
Interest expense	(203)	(178)	(433)	(357)
Loss from continuing operations before income taxes	(928)	(997)	(2,837)	(2,336)
Provision for income taxes	17	10	20	20
Loss from continuing operations	(945)	(1,007)	(2,857)	(2,356)
Loss on sale of discontinued operations	(23)	—	(29)	—
Net loss	$(968)	$(1,007)	$(2,886)	$(2,356)
Loss per share:
Basic
Loss from continuing operations	$(0.03)	$(0.02)	$(0.08)	$(0.06)
Loss from discontinued operations	—	—	—	—
Net loss	$(0.03)	$(0.02)	$(0.08)	$(0.06)

Diluted
Loss from continuing operations	$(0.03)	$(0.02)	$(0.08)	$(0.06)
Loss from discontinued operations	—	—	—	—
Net loss	$(0.03)	$(0.02)	$(0.08)	$(0.06)

Shares used in computing loss per share:
Basic	37,493	40,463	37,340	39,277
Diluted	37,493	40,463	37,340	39,277

WebMediaBrands Inc.
Consolidated Condensed Balance Sheets
December 31, 2010 and June 30, 2011
(in thousands, except share and per share amounts)

	December 31, 2010	June 30, 2011 (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,970	$2,535
Accounts receivable, net of allowances of $10 and $11, respectively	581	716
Prepaid expenses and other current assets	912	401
Total current assets	14,463	3,652

Property and equipment, net of accumulated depreciation of $1,556 and $1,268, respectively	728	595
Intangible assets, net of accumulated amortization of $209 and $420, respectively	1,535	1,732
Goodwill	10,261	24,365
Investments and other assets	1,005	1,333
Total assets	$27,992	$31,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,210	$632
Accrued payroll and related expenses	424	485
Accrued expenses and other current liabilities	1,447	698
Deferred revenues	817	1,330
Total current liabilities	3,898	3,145

Loan from related party	5,947	5,897
Deferred revenues	19	23
Deferred income taxes	410	426
Other long-term liabilities	57	58
Total liabilities	10,331	9,549

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 37,986,851 and 42,623,560 shares issued at December 31, 2010 and June 30, 2011, respectively	380	426
Additional paid-in capital	281,087	287,864
Accumulated deficit	(263,700)	(266,056)
Treasury stock, 65,000 shares at cost	(106)	(106)
Total stockholders’ equity	17,661	22,128
Total liabilities and stockholders’ equity	$27,992	$31,677

WebMediaBrands Inc.
Unaudited Consolidated Condensed Statements of Cash Flows
For the Six Months Ended June 30, 2010 and 2011
(in thousands)

	Six Months Ended June 30,
	2010	2011
Cash flows from operating activities:
Net loss	$(2,886)	$(2,356)
Less: Loss on sale of discontinued operations	(29)	—
Loss from continuing operations	(2,857)	(2,356)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	278	376
Stock-based compensation	82	198
Provision for losses on accounts receivable	—	5
Amortization of debt issuance costs	45	15
Deferred income taxes	4	16
Changes in assets and liabilities (net of businesses acquired):
Accounts receivable, net	(159)	(83)
Prepaid expenses and other assets	1,648	373
Accounts payable, accrued expenses and other liabilities	(608)	(1,813)
Deferred revenues	164	280
Discontinued operations	(29)	—
Net cash used in operating activities	(1,432)	(2,989)
Cash flows from investing activities:
Purchases of property and equipment	(27)	(30)
Acquisitions of assets and other	(135)	(7,495)
Net cash used in investing activities	(162)	(7,525)
Cash flows from financing activities:
Repayment of borrowings from related party	(150)	(50)
Proceeds from exercise of stock options	209	129
Net cash provided by financing activities	59	79
Effects of exchange rates on cash	(1)	—
Net decrease in cash and cash equivalents	(1,536)	(10,435)
Cash and cash equivalents, beginning of period	15,012	12,970
Cash and cash equivalents, end of period	$13,476	$2,535

About WebMediaBrands Inc.

WebMediaBrands Inc. (Nasdaq: WEBM) (http://www.webmediabrands.com), headquartered in New York, NY, is a leading Internet media company that provides content, education, and career services to media and creative professionals through a portfolio of vertical online properties, communities, and trade shows. WebMediaBrand’s online business includes: (i) mediabistro.com, a leading blog network providing content, education, community, and career resources (including the industry's leading online job board) about major media industry verticals including new media, social media, Facebook, TV news, sports media news, advertising, public relations, publishing, design, mobile, and the Semantic Web; (ii) InsideNetwork.com, a leading network of online properties dedicated to providing original market research, data services, news, events, and job listings on the Facebook platform, social gaming, and mobile applications ecosystems; and (iii) AllCreativeWorld.com, a leading network of online properties providing content, education, community, career, and other resources for creative and design professionals. WebMediaBrand’s online business also includes community, membership and e-commerce offerings including a freelance listing service, a marketplace for designing and purchasing logos and premium membership services. WebMediaBrand’s trade show and educational offerings include conferences, online and in-person courses, and video subscription libraries on topics covered by WebMediaBrand’s online business.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: risks associated with acquisitions, including integration of operations; general economic conditions; the competitive environment in which WebMediaBrands competes; and the unpredictability of WebMediaBrands’s future revenues, expenses, cash flows and stock prices.  For a more detailed discussion of such risks and uncertainties, refer to WebMediaBrands’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and WebMediaBrands assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current WebMediaBrands press releases can be found online at www.webmediabrands.com/corporate/press.html

For information on WebMediaBrands contact:

Amanda Barrett
Director of Marketing
212-547-7879
press@webmediabrands.com